================================================================================


                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                          ----------------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                                 Date of Report:
                        (Date of earliest event reported)

                               September 11, 2007

                          ----------------------------

                                  CONN'S, INC.
               (Exact name of registrant as specified in charter)


                                    Delaware
         (State or other Jurisdiction of Incorporation or Organization)


           000-50421                                       06-1672840
    (Commission File Number)                             (IRS Employer
                                                      Identification No.)

                               3295 College Street
                              Beaumont, Texas 77701
                         (Address of Principal Executive
                              Offices and zip code)

                                 (409) 832-1696
                             (Registrant's telephone
                          number, including area code)


                                       N/A
          (Former Name or Former Address, if Changed Since Last Report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) 12 under the Securities Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) 12 under the Securities Act (17 CFR 240.13e-2(c))


================================================================================

Item 1.01  Entry into a Material Definitive Agreement.

      On September 11, 2007, the Company issued a press release announcing its entering into an Amended and Restated Series 2002-A Supplement to Base Indenture and an Amended and Restated Note Purchase Agreement. A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

      Amended and Restated Series 2002-A Supplement to Base Indenture; Amended and Restated Note Purchase Agreement: On September 10, 2007, the Company, through Conn Funding II, L.P. (CFII), a special purpose affiliate of the Company, entered an "Amended and Restated Series 2002-A Supplement to Base Indenture dated September 1, 2002" with Wells Fargo Bank, National Association, as Trustee, amending its "Base Indenture" dated September 1, 2002 (as amended, supplemented and otherwise modified through the date of the Second Supplemental Indenture); and an "Amended and Restated Note Purchase Agreement" with Conn Funding II, L.P., as Issuer, Conn Appliances, Inc., a wholly owned subsidiary of the Company as Seller, Three Pillars Funding LLC, as a Conduit Purchaser, Park Avenue Receivables Company, LLC (PARCO), as a Conduit Purchaser, JPMorgan Chase Bank, N.A., as Funding Agent and as Committed Purchaser, and SunTrust Robinson Humphrey, Inc., as the Administrator, amending its Note Purchase Agreement dated September 1, 2002.

      These Amendments provide for an increase in the Variable Funding Note issued under the Indenture from $300,000,000 to $450,000,000, and extends the term of $200 million of the Variable Funding Note for one year to September 2012. The $150 million increase is renewable annually with an initial maturity date in July 2008, which will be accelerated when a long-term, fixed-rate bond issuance is completed. During the time period that the increased commitment is outstanding, CFII is subject to an Additional Cash Reserve Amount if the Net Portfolio Yield, which was 9.0% at July 31, 2007, falls below 5%. Debt service coverage ratio, total adjusted leverage ratio and minimum net worth covenants relative to the performance of Conn's, Inc. were also added. Additionally, PARCO joined as an additional purchaser and is providing one-third of the commitment, while Three Pillars Funding LLC, originally the sole purchaser, provides two-thirds of the commitment.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

      We are not directly liable to the lenders under the asset-backed securitization facility described under Item 1.01. If the QSPE is unable to repay the notes due to the QSPE's inability to collect the transferred customer accounts, the QSPE could not pay the subordinated notes it has issued to us in partial payment for transferred customer accounts.

Item 9.01  Exhibits.

Exhibit 99.1                 Press Release, dated September 11, 2007

Exhibit 99.2 Amended and Restated Series 2002-A Supplement to Base Indenture

Exhibit 99.3                 Amended and Restated Note Purchase Agreement

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    CONN'S, INC.


Date:  September 11, 2007           By:  /s/ David L. Rogers
                                         ---------------------------------------
                                         David L. Rogers
                                         Chief Financial Officer